                                                                 EXHIBIT 4.16

                    THIRD AMENDMENT TO REIMBURSEMENT AGREEMENT

              This THIRD AMENDMENT TO REIMBURSEMENT AGREEMENT (this "Amendment"), dated as of June 30, 1999, by and among HILTON HOTELS CORPORATION, a Delaware corporation (the "Company"), DEUTSCHE BANK AG, NEW YORK BRANCH, as issuer of the Letter of Credit (in such capacity, the "Issuer"); DEUTSCHE BANK AG, NEW YORK BRANCH AS SUCCESSOR TO DEUTSCHE BANK AG, LOS ANGELES BRANCH, THE BANK OF NEW YORK, SOCIETE GENERALE, CIBC INC., AND BANCA NATIONALE DEL LAVORO (herein collectively, the "Existing Banks" and individually an "Existing Bank"); and DEUTSCHE BANK AG, NEW YORK BRANCH, as agent (in such capacity, the "Agent") and each of the Banks listed on Schedule A hereto (each, a "New Bank" and, collectively, the "New Banks"). Unless otherwise expressly defined herein, any capitalized term used herein and defined in the Reimbursement Agreement (as defined below) shall have the meaning assigned to it in the Reimbursement Agreement.

                                 WITNESSETH:

              WHEREAS, the Issuer has issued that certain letter of credit No. 839-53762, dated May 16, 1996 (the "Letter of Credit"), pursuant to that certain reimbursement agreement, dated as of May 16, 1996, as amended by a First Amendment to Reimbursement Agreement, dated as of December 17, 1996, as further amended by a Second Amendment to Reimbursement Agreement, dated as of May 1, 1998, and as further amended by that certain Letter Agreement, dated May 10, 1999 (collectively, the "Original Reimbursement Agreement"; as amended from time to time, including by this Agreement, the "Reimbursement Agreement"), by and between the Company, the Agent, the Issuer and the Banks;

              WHEREAS, the Company, the Issuer, the Agent and the Banks each desire to amend the Original Reimbursement Agreement in the manner and pursuant to the terms and conditions set forth herein;

              NOW, THEREFORE, in consideration of the promises made hereunder by the Company, this Issuer, the Agent and the Banks, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

              1.     ASSIGNMENT AND ASSUMPTION.

              1.1. ASSIGNMENT AND ASSUMPTION. Each Existing Bank hereby sells and assigns to each New Bank without recourse and without representation or warranty (other than as expressly provided herein), and each New Bank hereby purchases and assumes from each Existing Bank, that interest in and to each Existing Bank's rights and obligations in respect of the Letter of Credit Commitment, the Risk Participation and the Loans set forth on Schedule A hereto under the Reimbursement Agreement as of the date hereof which for each such New Bank represents such New Bank's Letter of Credit Commitment as set forth on such Schedule A (calculated after giving effect to this Amendment), and represents all of the outstanding rights and obligations under the Reimbursement Agreement that are being sold and assigned to each such New Bank pursuant to this Amendment.

              1.2.   EFFECTIVENESS. In accordance with the requirements of
Section 11.04(c) of the Reimbursement Agreement, on the Third Amendment Effective Date (as defined below), each New Bank shall be a "Bank" party to the Reimbursement Agreement and shall have all of the rights and obligations of a Bank with a Letter of Credit Commitment as set forth in such Schedule A and each Existing Bank shall be released from its obligations thereunder to a corresponding extent and no further consent or action by any party shall be required. The provisions of Section 11.04(d) shall not be applicable to the New Banks.

              1.3. REPRESENTATION AND WARRANTIES. Each Existing Bank (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reimbursement Agreement or the Related Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reimbursement Agreement or the Related Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of their respective obligations under the Reimbursement Agreement or the Related Documents to which they are a party or any other instrument or document furnished pursuant thereto.

              1.4. CONFIRMATION. Each New Bank (i) confirms that it has received a copy of the Reimbursement Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent, or any other New Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement; (iii) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Reimbursement Agreement and Related Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Reimbursement Agreement are required to be performed by it as a Bank.

              2.     AMENDMENTS TO REIMBURSEMENT AGREEMENT.

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              2.1    CONSENTS. The Company, the Issuer, the Agent and each of
the New Banks executing this Agreement hereby consent to the following amendments to the Reimbursement Agreement on the terms and subject to the conditions set forth herein.

              2.2    DEFINITIONS.

              2.2.1 The following definitions are hereby added to the Reimbursement Agreement:

              "PARK PLACE" means Park Place Entertainment Corporation, a Delaware corporation, and immediately prior to the Spin-Off, a Subsidiary holding the assets of the Borrower's Gaming Segment.

              "PPE ASSUMED NOTES" means the Borrower's $300,000,000 7.375% Notes Due 2002 and $325,000,000 7.00% Notes Due 2004.

              "SPIN-OFF" means (A) the transfer to Park Place of all or substantially all of the assets of the Borrower and its Subsidiaries comprising the Borrower's Gaming Segment and (B) the distribution by the Borrower to its stockholders of all capital stock of Park Place held by the Borrower.

              "YEAR 2000 ISSUE" means failure of computer software, hardware and firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

              2.2.2 The definition of Consolidated Debt is amended by the addition of the following proviso:

              ;PROVIDED that Consolidated Debt shall exclude: (A) the PPE Assumed Notes on the conditions that (i) such Debt shall have been assumed by Park Place on terms such that as between the Borrower and Park Place, Park Place is obligated to make payments of principal and interest on such Debt, and to reimburse the Borrower for any such payment made by the Borrower and (ii) the Spin-Off shall have occurred, and (B) Debt of the Borrower or a Subsidiary as to which a sum of cash and cash equivalents sufficient to provide for payment in full of such Debt at its scheduled maturity or at an earlier date at which it shall have been called for redemption shall have been irrevocably deposited in trust for the benefit of the holders of such Debt or a representative of such holders so as to result in legal or in-substance defeasance thereof; PROVIDED, FURTHER, that, notwithstanding clause (A) in the foregoing proviso, if Park Place fails to pay when due any principal of or interest on or any other amount with respect to the PPE Assumed Notes or reimburse the Borrower for payment thereof, and such failure is continuing, on and after the 90th day after such payment default first occurs any of the PPE Assumed Notes then outstanding shall be included in Consolidated Debt, unless such Debt then would be excluded therefrom pursuant to clause (B) in the foregoing proviso.

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              2.2.3  The definition of Consolidated EBITDA is amended by the addition of the following proviso:

              ;PROVIDED that Consolidated EBITDA for any period shall be adjusted on a pro forma bases (i) to include (or exclude) amounts attributable to hotel operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period and (ii) to include amounts (annualized on a simply arithmetic basis) attributable to hotel projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period; PROVIDED, FURTHER, that for purposes of determining Consolidated EBITDA for any period, Consolidated Net Income shall exclude any interest income attributable to the assumption or payment by Park Place of the PPE Assumed Notes.

              2.3    OTHER AMENDMENTS.

              2.3.1 SECTION 7.10. Section 7.10 is hereby deleted in its entirety and amended in full to read as follows:

              "Section 7.10. LEVERAGE RATIO. The Leverage Ratio will at no time exceed 4.5:1."

              2.3.2 SECTION 7.14. The following section is hereby added to the Reimbursement Agreement:

              Section 7.14. YEAR 2000. The Company shall make, and shall cause each of its Subsidiaries to make, all required systems changes by December 31, 1999, in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action could not reasonably be expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole. At the request of any Bank, the Company shall provide, and shall cause each of its Subsidiaries to provide, to such Bank reasonable assurance of its compliance with the preceding sentence.

              2.3.3 PRICING SCHEDULE. The Pricing Schedule attached as Exhibit A to the first Amendment to Reimbursement Agreement, dated as of December 17, 1996 is hereby deleted in its entirety and the Pricing Schedule attached to the Agreement as Exhibit A is hereby incorporated into the Reimbursement Agreement by this reference as if originally set forth in full therein.

              3. EXTENSION OF SCHEDULED EXPIRATION DATE.

              3.1 EXTENSION. In accordance with Section 2.01 of the Reimbursement Agreement, on and as of the Third Amendment Effective Date the Scheduled Expiration Date, which was extended to July 15, 1999 by that certain letter agreement dated May 10, 1999, shall be further extended to October 18, 2001. The notice requirement of Section 2.01 is hereby waived in respect of this extension.

              3.2. NOTIFICATION. The second sentence of Section 2.01 is hereby deleted in its entirety and amended in full to read as follows:

       Upon the receipt of a written request of the Company given to the Agent not more than sixty (60) days nor less than forty-five (45) days prior to any Scheduled Expiration Date and upon the receipt of the written approval of all of the Banks, the Issuer may elect, at its sole option, to extend the Scheduled Expiration Date for one additional year or for such longer or shorter period as all the Banks may agree.

              4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Issuer, the Agent and the Banks as follows:

              4.1 AUTHORITY. The Company has all necessary power and has taken all corporate action necessary to make this Agreement and all other agreements and instruments executed in connection herewith the legal, valid and binding obligations they purport to be.

              4.2 NO LEGAL OBSTACLE TO AGREEMENT. The execution of this Agreement has not constituted or resulted in and will not constitute or result in a breach of any provision of any contract to which the Company is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of, the Company, except in favor of the Agent and the Banks or as permitted by the Reimbursement Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance of this Agreement, or the transactions contemplated hereby or thereby.

              4.3 INCORPORATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article VI of the Reimbursement Agreement are true and correct in all respects on and as of the date hereof, as through made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

              4.4 DEFAULT. Upon this Agreement becoming effective pursuant to Section 5.1 hereof, no Default or Event of Default has occurred and is continuing. The parties agree that the Spin-Off does not give rise to a Default under Section 7.04 or Section 7.08.

              4.5 LOANS. Upon this Agreement becoming effective pursuant to Section 5.1 hereof there are no Loans outstanding under the Reimbursement Agreement.

              4.6 FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by __________________ and set forth in the Company's 1998 Form 10-K, a copy of which has been delivered to the Agent, the Issuer and each of the Banks, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and is Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

              (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 31, 1999 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Company's quarterly report for the fiscal quarter ended March 31, 1999 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to the Agent, the Issuer and each of the Banks, fairly present, in conformity with GAAP applied on a basis consistent with the Company's quarterly report for the fiscal quarter ended March 31, 1999, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

              4.7 YEAR 2000. The Company and its Subsidiaries have reviewed the effect of the Year 2000 issue on the computer software, hardware and firmware systems and equipment contained embedded microchips owned or operated by or for the Company and its Subsidiaries. The costs to the Company and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

              5.     MISCELLANEOUS.

              5.1 EFFECTIVE DATE. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Company, the Agent, the Issuer, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent.

              5.2 EFFECT OF AGREEMENT ON REIMBURSEMENT. Except as affected hereby, the Reimbursement Agreement, the other Related Documents and any and all other agreements, documents, certificates and other instruments executed in connection therewith, shall remain in full force and effect in accordance with their respective terms. Except as otherwise provided herein, the Reimbursement Agreement, the other Related Documents and any and all other agreements, documents, certificates and other instruments executed in connection therewith, are in all respects ratified and confirmed, and nothing contained in this Agreement shall, or shall be construed to, modify, invalidate or otherwise affect any provision of such agreements, documents, certificates and instruments or any right of the parties thereto.

              5.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and they same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

              5.4 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

              5.5 REFERENCE. From and after the Second Amendment Effective Date, all references in the Reimbursement Agreement and each of the Related Documents to the Reimbursement Agreement shall be deemed to be references to the Reimbursement Agreement as amended hereby.

                               *       *       *

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                              THE COMPANY

                              HILTON HOTELS CORPORATION

                              By  /s/ Mariel Albrecht
                                ------------------------------------------------
                                Title:

                              Hilton Hotels Corporation
                              9336 Civic Center Drive
                              Beverly Hills, CA 90210
                              Attention: Mariel Albrecht
                                         Vice President and Assistant Treasurer
                              Tel:       (310) 205-4331
                              Fax:       (310) 205-7849


                              THE AGENT

                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                                Agent

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:

                              Deutsche Bank AG, New York Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Inken Finnamore
                              Tel:       (212) 469-8348
                              Fax:       (212) 469-8501

                              THE ISSUER

                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                                Issuer of the Letter of Credit

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:

                              Deutsche Bank AG, New York Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Volker Fischer
                                         Trade Finance
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880

                              THE EXISTING BANKS

                              DEUTSCHE BANK AG, NEW YORK BRANCH, AS
                                SUCCESSOR TO DEUTSCHE BANK AG, LOS
                                ANGELES BRANCH

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:

                              Deutsche Bank AG, New York Branch, as Successor to
                               Deutsche Bank AG, Los Angeles Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Thomas Foley
                                         Vice President
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880


                              THE BANK OF NEW YORK

                              By
                                ----------------------------------------------
                                Title:

                              The Bank of New York
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, California 90024
                              Attention: Lisa Brown
                              Tel:       (310) 996-8656
                              Fax:       (310) 996-8667

                              SOCIETE GENERALE

                              By
                                ----------------------------------------------
                                Title:

                              Societe Generale
                              2029 Century Park East
                              Suite 2900
                              Los Angeles, California 90067
                              Attention: Alex Kim
                              Tel:       (310) 788-7104
                              Fax:       (310) 551-1537


                              CIBC, INC.

                              By
                                ----------------------------------------------
                                Title:

                              CIBC Inc.
                              350 South Grand Avenue
                              Suite 2600
                              Los Angeles, California 90071
                              Attention: Dean Decker
                              Tel:       (213) 617-6245
                              Fax:       (213) 346-0157


                              BANCA NAZIONALE DEL LAVORO

                              By
                                ----------------------------------------------
                                Title:

                              BANCA NAZIONALE DEL LAVORO
                              25 West 51st Street
                              New York, NY 10019
                              Attention: Adolph Mascari
                              Tel:       (212) 314-0207
                              Fax:       (212) 765-2978

                              THE NEW BANKS

                              DEUTSCHE BANK AG, NEW YORK BRANCH, AS
                                SUCCESSOR TO DEUTSCHE BANK AG, LOS
                                ANGELES BRANCH

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:

                              Deutsche Bank AG, New York Branch, as Successor to
                               Deutsche Bank AG, Los Angeles Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Thomas Foley
                                         Vice President
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880


                              CITICORP USA, INC.

                              By
                                ----------------------------------------------
                                Title:

                              Citicorp USA, Inc.
                              787 West 5th Street
                              29th Floor
                              Los Angeles, California 90071
                              Attention: Walter L. Larsen
                                         Managing Director
                              Tel:       (213) 239-1501
                              Fax:       (213) 624-9765

                              THE BANK OF NEW YORK

                              By
                                ----------------------------------------------
                                Title:

                              The Bank of New York
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, California 90024
                              Attention: Lisa Brown
                              Tel:       (310) 996-8656
                              Fax:       (310) 996-8667


                              SOCIETE GENERALE

                              By
                                ----------------------------------------------
                                Title:

                              Societe Generale
                              2029 Century Park East
                              Suite 2900
                              Los Angeles, California 90067
                              Attention: Alex Kim
                              Tel:       (310) 788-7104
                              Fax:       (310) 551-1537